UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2018 (December 4, 2018)

RED LION HOTELS CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	001-13957	91-1032187
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1550 Market Street, Suite 350

Denver, Colorado 80202

(Address of Principal Executive Office)

(509) 459-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure Of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 4, 2018, Mr. Raymond Brandstrom announced his resignation from the Board of Directors, effective December 31, 2018, in order to gain time to pursue personal interests. Mr. Brandstrom’s resignation was not a result of any disagreement with the company.

Mr. Brandstrom has been a valuable member of the Board of Directors since November 2009, and the company wishes him the best in his future endeavors. The company thanks Mr. Brandstrom for his nine years of board service, committee leadership and support of the company during its transformation from a primarily hotel ownership and management business to a franchise business. With the addition of two new board members last summer, it is not expected that the company will replace Mr. Brandstrom’s position on the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Red Lion Hotels Corporation

/s/ Thomas L. McKeirnan
Thomas L. McKeirnan
Executive Vice President, General Counsel and Secretary

Date: December 6, 2018